Exhibit 10(g)(4)

FOURTH AMENDMENT TO THE
HOWMET AEROSPACE SALARIED RETIREMENT SAVINGS PLAN
(Restated effective January 1, 2021)
__________________________
Pursuant to Section 20(a) of the HOWMET AEROSPACE SALARIED RETIREMENT SAVINGS PLAN (“Plan”), which provides that the Plan may be amended by action of the Board or Benefits Management Committee, the Plan is amended as described below. Unless specifically stated otherwise, any reference in this Amendment to “Section” is intended to refer to the applicable Section of the Plan. This amendment is effective as indicated below.
1.    Effective as of March 1, 2025, Schedule B-1 is amended by adding the following location:

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
T15	Tempcraft Corporation	S	HTR	Brecksville, OH	Y
2.    Effective as of May 1, 2025, Schedule B-1 is amended by adding the following location:

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
086	Howmet Global Fastening Systems Inc.	S	IDG	Waco, Texas	Y

3.    Effective as of July 1, 2025, Schedule B-1 is amended as follows:

Company Code	Company Description	*EE Type	LOC	Location Description	ERIC
010	Howmet Aerospace	S	CLC	Chillicothe, OH	Y
010	Howmet Aerospace	S	POD	Ponder, TX	Y
627	B&C Research Inc.	S	BRT	Barberton, Ohio	Y

In all other respects, the Plan is unchanged.